Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

First Horizon Pharmaceutical Corporation

Alpharetta, Georgia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-114054) and Form S-8 (No. 333-117943, 333-108451, 333-89624, 333-40856, 333-39106 and 333-129712) of First Horizon Pharmaceutical Corporation of our reports dated February 22, 2006, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of First Horizon Pharmaceutical Corporation's internal control over financial reporting, which appears in this Form 10-K.

/s/ BDO Seidman, LLP

Atlanta, Georgia

February 27, 2006